090303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20170065943-37
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 02/14/2017 10:41 AM
	Entity Number E0480682008-2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

PetroTerra Corp.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

The Company currently has 40,000,000 authorized shares of Common Stock, par value $0.001 per share, and 4,000,000 authorized shares of Preferred Stock, par value $0.001per shares.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

There will not be any change to the authorized shares and par value following the effectiveness of this Certificate.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Upon effectiveness of this Certificate and the reverse stock split contemplated hereby, 1 share of common stock will be issued and outstanding for every 30 shares issued and outstanding before effectiveness.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares shall be rounded up to the nearest whole share.

7. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

CEO

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.